                                                                      EXHIBIT 11


                                                                       Year Ended September 30
                                                                     ---------------------------
                                                                        1996             1995
                                                                     ----------       ----------
PRIMARY
-------

Weighted average common shares outstanding                            3,360,213        2,179,939
Dilutive stock options and warrants - based on the Treasury
   stock method using the average market price                          219,844              N/A
                                                                     ----------       ----------

Adjusted weighted average common shares outstanding                   3,580,057        2,179,939
                                                                     ==========       ==========

Net income                                                           $  451,690       $  303,069
                                                                     ==========       ==========

Earnings per common share                                            $     0.13       $     0.14
                                                                     ==========       ==========


FULLY DILUTED
-------------

Weighted average common shares outstanding                            3,360,213        2,179,939
Dilutive stock options and warrants - based on the Treasury
   stock method using the year end market price                         437,277              N/A
                                                                     ----------       ----------

Adjusted weighted average common shares outstanding                   3,797,490        2,179,939
                                                                     ==========       ==========

Net income                                                           $  451,690       $  303,069
                                                                     ==========       ==========

Earnings per common share                                            $     0.12       $     0.14
                                                                     ==========       ==========